UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2020

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Operating Officer

On December 15, 2020, Esperion Therapeutics, Inc. (the “Company”) announced the appointment of Sheldon Koenig as the Company’s Chief Operating Officer pursuant to the terms of an employment agreement with Mr. Koenig (the “Koenig Agreement”), effective as of December 15, 2020.

Mr. Koenig, 55, served as Executive Vice President and Chief Commercial Officer at Portola Pharmaceuticals, Inc. from January 2019 to August 2020. From January 2016 to July 2018, Mr. Koenig was senior vice president and head of the cardiovascular franchise for Sanofi where he led U.S. business operations and product launches internationally. Prior to that, Mr. Koenig served as vice president and global brand leader for the cardiovascular division of Merck & Co, Inc. where, for more than 25 years, he took on roles of increasing responsibility within the company’s cardiovascular and thrombosis franchises and led marketing for the launch of ezetimibe. Mr. Koenig holds an MBA from Monmouth University and a bachelor’s degree from Drexel University.

Pursuant to the terms of the Koenig Agreement, Mr. Koenig is entitled to an annual base salary of $510,000. Commencing in calendar year 2021, Mr. Koenig will also be eligible to be considered for annual bonus targeted at 45% of his base salary (the “Target Bonus”). The actual bonus is discretionary and will be subject to the CEO’s assessment of Mr. Koenig’s performance as well as business conditions of the Company. Pursuant to the terms of the Koenig Agreement, Mr. Koenig will receive (i) an option to purchase 150,000 shares of the Company’s common stock, and (ii) 30,000 shares of restricted stock units, each of which will vest over four years in accordance with the terms and conditions of the Company’s Stock Option and Incentive Plan, as may be amended, and the applicable stock option and restricted stock unit agreements.

Mr. Koenig is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of the Koenig Agreement, if Mr. Koenig’s employment is terminated, within the twelve (12) month period commencing with a Sale Event (as defined in the Koenig Agreement), by the Company other than for Cause (as defined the Koenig Agreement) or by Mr. Koenig for Good Reason (as defined in the Koenig Agreement ), subject to Mr. Koenig’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Koenig will be entitled to receive: (a) an amount equal to the sum of (i) one (1) times Mr. Koenig’s base salary in effect immediately prior to the termination (or Mr. Koenig’s base salary in effect immediately prior to the sale event, if higher), and (ii) Mr. Koenig’s Target Bonus; and (b) if Mr. Koenig was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koenig if he had remained employed by the Company for twelve months after the date of termination. However, in the event that Mr. Koenig’s employment is terminated, at any time other than during the twelve (12) month period commencing with a Sale Event, by the Company other than for Cause, subject to Mr. Koenig’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Koenig will be entitled to receive: (a) an amount equal to nine (9) months of Mr. Koenig’s annual base salary in effect immediately prior to the termination; and (b) if Mr. Koenig was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment for nine (9) months or Mr. Koenig’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koenig if he had remained employed by the Company.

In connection with Mr. Koenig’s appointment as Chief Operating Officer, Mr. Koenig will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-188595) filed with the Securities and Exchange Commission (“SEC”) on May 14, 2013. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Koenig for some expenses, including all reasonable attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by Mr. Koenig in third-party proceedings arising out of his service as one of our officers.

Mr. Koenig has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Koenig and any other person pursuant to which he was appointed as an officer of the Company.

In connection with Mr. Koenig’s appointment, effective as of December 15, 2020, the Board of Directors of the Company designated Mr. Koenig as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act

The foregoing description of the Koenig Agreement is qualified in its entirety by reference to the complete text of such agreement, which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Departure of Chief Commercial Officer

On December 11, 2020, the employment relationship with Mark Glickman, the Company’s Chief Commercial Officer, was ended effective as of the close of business.

Item 7.01. Regulation FD Disclosure

On December 15, 2020, the Company issued a press release announcing the appointment of Mr. Koenig as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 15, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

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